UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2008

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-13990

Virginia	54-1589611
(State of incorporation)	(I.R.S. Employer Identification No.)

5600 Cox Road Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2008, LandAmerica Financial Group, Inc. (“LandAmerica”), Fidelity National Title Insurance Company, (“FNTIC”), and Chicago Title Insurance Company (“Chicago”) further amended and restated that certain Stock Purchase Agreement, dated as of November 25, 2008 and initially amended and restated on December 12, 2008, among LandAmerica, Fidelity and Chicago (as further amended and restated, the “Purchase Agreement”). Under the revised terms, FNTIC and Fidelity National Financial, Inc. (“FNF”) agreed to acquire the capital stock of Lawyers Title Insurance Company (“LTIC”) from LandAmerica and Chicago agreed to acquire the capital stock of Commonwealth Land Title Insurance Company (“CLTIC”) from LandAmerica, for an aggregate purchase price equal to the sum of (A) $134,762,521, (B) a number of shares of FNF common stock equal to $50,000,000 divided by the greater of $14 and the closing price of FNF common stock on the New York Stock Exchange for the trading day prior to the closing date, and (C) a subordinated promissory note issued by Fidelity in an initial principal amount equal to $50,000,000 (the “FNF Note”) (the “CLTIC and LTIC Sale”). In addition, FNTIC agreed to acquire the capital stock of United Capital Title Insurance Company (“United”) from an indirect subsidiary of LandAmerica for a purchase price equal to a statutory measure of the net worth of United as of the closing (the “United Sale” and together with the CLTIC and LTIC Sale, the “Sale”).

Among other things, and in addition to the revised purchase consideration terms described above, the further amendments to the Purchase Agreement provide for the following changes: (A) at or after the Closing, FNTIC, Chicago and FNF will capitalize CLTIC, LTIC and United with at least $204 million in the aggregate of new consideration and to the extent CLTIC and LTIC are capitalized with less than $204 million, FNTIC, Chicago and FNF will pay LandAmerica the shortfall amount; (B) the Purchase Agreement no longer provides for indemnification except for tax matters or for the survival of pre-closing covenants or representations and warranties other than tax representations; and (C) the closing conditions, and related termination provisions, under the Purchase Agreement were revised, among other things, to eliminate matters relating to the accuracy of the representations and warranties or the covenants and agreements of LandAmerica.

The foregoing description of the further amended and restated Purchase Agreement is qualified in its entirety by the actual terms of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about LandAmerica, FNTIC, Chicago or their respective businesses or operations. In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by LandAmerica, on the one hand, and FNTIC and Chicago, on the other hand, to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modified, qualified and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement. Moreover, certain representations, warranties and covenants in the Purchase Agreement were used for the purpose of allocating risk between LandAmerica, on the one hand, and FNTIC and Chicago, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations, warranties and covenants in the Purchase Agreement as characterizations of the actual state of facts about LandAmerica, FNTIC and Chicago or their respective businesses or operations. In addition, a copy of the FNF Note executed and delivered by FNF upon the consummation of the Sale on December 22, 2008, as described in Item 2.01, is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 22, 2008, LandAmerica completed the Sale on the revised terms described in Item 1.01 (the “Closing”). The Closing was subject to certain closing conditions, which were met to the satisfaction of the parties. Among other conditions, the Sale was subject to approval by the Federal Trade Commission (the “FTC”). On December 18, 2008 the FTC agreed to allow the waiting period under the Hart-Scott-Rodino Act to expire subject to the terms of a Letter Agreement (“FTC Agreement”) among the staff of the FTC, FNF, and LandAmerica. Under the Letter Agreement, LandAmerica agreed to cooperate with the FTC staff in its continuing review of the Sale.

The Purchase Agreement was presented to the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) for approval under the provisions of Chapter 11 of the United States Bankruptcy Code. The Bankruptcy Court entered an order granting the necessary approval on December 21, 2008.

On December 21, 2008, with the consent of the Nebraska Department of Insurance, the District Court of Lancaster County, Nebraska entered orders releasing CLTIC and LTIC from rehabilitation under the Nebraska Insurance Code effective on the Closing.

LandAmerica also agreed to provide certain transition services to FNTIC and Chicago for up to one year following the Closing.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

LandAmerica is currently unable to prepare meaningful pro forma financial information reflecting the transaction described in Item 2.01 above.  To the extent pro forma financial information is required by Item 9.01 of Form 8-K, LandAmerica expects to file such information by subsequent amendment to this Report unless such information is not known or reasonably available to the Registrant within the meaning of Rule 12b-21 under the Securities Exchange Act of 1934, as amended.

(d)	Exhibits.

Exhibit No.	Description

2.1

Stock Purchase Agreement among Fidelity National Title Insurance Company, Chicago Title Insurance Company and LandAmerica Financial Group, Inc. dated as of November 25, 2008, as amended and restated as of December 12, 2008 and further amended and restated as of December 21, 2008

10.1	Subordinated Note Due 2013, dated as of December 22, 2008, by Fidelity National Financial, Inc. to LandAmerica Financial Group, Inc. as Payee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ Michele H. Gluck
Michelle H. Gluck
Executive Vice President and Chief Legal Officer

Date: December 29, 2008

EXHIBIT INDEX

Exhibit No.	Description

2.1

Stock Purchase Agreement among Fidelity National Title Insurance Company, Chicago Title Insurance Company and LandAmerica Financial Group, Inc. dated as of November 25, 2008, as amended and restated as of December 12, 2008 and further amended and restated as of December 21, 2008

10.1	Subordinated Note Due 2013, dated as of December 22, 2008, by Fidelity National Financial, Inc. to LandAmerica Financial Group, Inc. as Payee